                                   EXHIBIT 1

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed statements of income for the year ended December 31, 1993 and the nine month period ended September 30, 1994, unaudited pro forma condensed statements of condition as of September 30, 1994, and unaudited pro forma condensed statement of average balances for the nine month period ended September 30, 1994 (collectively, the "Pro Forma Statements") were prepared to present the estimated effects of the disposition of the Chase Acquired Business, related restructuring transactions and the effect of the Services Agreement as if such transactions had occurred for statement of income purposes as of January 1, 1993 and for statement of condition purposes as if such transactions had occurred as of September 30, 1994.

     The "Disposition Adjustments" column in each of the Pro Forma Statements includes the following:

          - the reduction in assets, liabilities and the elimination from operations of the revenue and expenses related to the disposition of the Chase Acquired Business, and,

          - the reduction in Securities and Short-Term Investments and Short-Term Borrowings arising from the Company's rebalancing of its asset and liability structure.

     The "Other Adjustments" column in each of the Pro Forma Statements includes the following:

          - the balance sheet impact of the nonrecurring adjustments as set forth in footnote (1) of the Notes To Pro Forma Condensed Financial Statements, and,

          - the ongoing impact on the Company's results of operations arising from the nonrecurring adjustments and the Services Agreement.

     All of the pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are appropriate and include only "exit costs" as defined in Emerging Issues Task Force Issue 94-3 ("EITF 94-3") that are directly related to the transaction. The information is not intended to be indicative of the Company's actual results had the transaction occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

     The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements and other financial information relating to UST. For financial reporting purposes, the Company will be a "successor registrant" to UST and, as a result, the historical financial information set forth in the Pro Forma Statements is the historical financial information of UST.

     Capitalized terms used but not defined herein are defined in the Index of Defined Terms set forth on Page 9 of these Pro Forma Statements.

                   PRO FORMA CONDENSED STATEMENT OF CONDITION

                               SEPTEMBER 30, 1994
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                COMPANY
                                                                BEFORE
                                             DISPOSITION         OTHER          OTHER            COMPANY
                              HISTORICAL    ADJUSTMENTS(a)    ADJUSTMENTS    ADJUSTMENTS       PRO FORMA(l)
                              ----------    --------------    -----------    -----------       ------------
ASSETS
Cash and Cash Equivalents...  $  439,819     $   (282,852)    $   156,967     $ (43,950)(b)     $  113,017
Securities and Short-Term
  Investments...............   1,731,890         (997,945)        733,945        --                733,945
Net Loans, After Allowance
  for Credit Losses.........   1,555,191         (164,448)      1,390,743        --              1,390,743
Other Assets................     291,631          (74,927)        216,704        50,144 (c)        266,848
                              ----------    --------------    -----------    -----------       ------------
Total Assets................  $4,018,531     $ (1,520,172)    $ 2,498,359     $   6,194         $2,504,553
                               =========      ===========       =========     =========         ==========

LIABILITIES
Deposits....................  $2,383,209     $   (681,250)    $ 1,701,959     $  --             $1,701,959
Short-Term Borrowings.......   1,187,958         (824,966)        362,992        66,852 (d)        429,844
Accounts Payable and Accrued
  Liabilities...............     145,153          (13,956)        131,197        53,291 (e)        184,488
Long Term Debt..............      62,574         --                62,574       (42,403)(f)         20,171
                              ----------    --------------    -----------    -----------       ------------
Total Liabilities...........  $3,778,894     $ (1,520,172)    $ 2,258,722     $  77,740         $2,336,462
                              ----------    --------------    -----------    -----------       ------------

STOCKHOLDERS' EQUITY
Common Stock -- $1.00 Par
  Value.....................  $   11,512     $   --           $    11,512     $  (1,890)(g)     $    9,622
Capital Surplus.............      70,190         --                70,190       (70,190)(h)              0
Retained Earnings...........     264,806         --               264,806       (90,166)(i)        174,640
Treasury Stock at Cost......     (85,895)        --               (85,895)       85,895 (j)              0
Loan to ESOP................     (16,171)        --               (16,171)                         (16,171)
Unrealized Gain (Loss), Net
  of Taxes, on Securities
  Available for Sale........      (4,805)        --                (4,805)        4,805 (k)              0
                              ----------    --------------    -----------    -----------       ------------
Total Stockholders'
  Equity....................  $  239,637     $   --           $   239,637     $ (71,546)        $  168,091
                              ----------    --------------    -----------    -----------       ------------
Total Liabilities and
  Stockholders' Equity......  $4,018,531     $ (1,520,172)    $ 2,498,359     $   6,194         $2,504,553
                               =========      ===========       =========     =========         ==========

PRO FORMA REGULATORY CAPITAL
  RATIOS
As a Percentage of Risk-Adjusted
  Period End Total Assets:
     Tier 1 Capital.........................................................................        11.80%
     Total Capital..........................................................................        12.88%
Tier 1 Leverage.............................................................................         6.48%

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1993
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         REVERSAL
                                                          OF BACK      COMPANY
                                                         OFFICE &      BEFORE
                                         DISPOSITION     CORPORATE      OTHER         OTHER           COMPANY
                           HISTORICAL   ADJUSTMENTS(m)   STAFF(n)    ADJUSTMENTS   ADJUSTMENTS      PRO FORMA(1)
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Interest Income....... $  116,242     $  (53,399)    $  --        $   62,843    $  --            $    62,843

Provision for Credit
  Losses..................      4,000        --             --             4,000       --                  4,000
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Interest Income
  After Provision for
  Credit Losses...........    112,242        (53,399)       --            58,843       --                 58,843

Fees......................    264,075        (92,938)       --           171,137       --                171,137

Other Income..............     11,888         (5,053)       --             6,835        (2,800)(o)         4,035
                           ----------   --------------   ---------   -----------   -----------      ------------

Total Revenue............. $  388,205     $ (151,390)    $  --        $  236,815    $   (2,800)      $   234,015
                           ----------   --------------   ---------   -----------   -----------      ------------

Operating Expenses

Salaries and Employee
  Benefits................ $  189,153     $  (61,855)    $  19,125    $  146,423    $  (36,604)(p)   $   109,819

Net Occupancy.............     40,035         (9,360)        4,143        34,818        (6,066)(p)        28,752

Other.....................     86,332        (38,915)       23,003        70,420       (11,610)(p)        58,810
                           ----------   --------------   ---------   -----------   -----------      ------------

Total Operating
  Expenses................ $  315,520     $ (110,130)    $  46,271    $  251,661    $  (54,280)      $   197,381
                           ----------   --------------   ---------   -----------   -----------      ------------

Income Before Income Tax
  Expense................. $   72,685     $  (41,260)    $ (46,271)   $  (14,846)   $   51,480       $    36,634

Income Tax Expense(q).....     30,418        (18,567)      (20,822)       (8,971)       23,166            14,195
                           ----------   --------------   ---------   -----------   -----------      ------------

Net Income................ $   42,267     $  (22,693)    $ (25,449)   $   (5,875)   $   28,314       $    22,439
                            =========     ==========      ========      ========      ========        ==========

Net Income Per
  Share:(r)............... $     4.26                                                                $      2.22
                            =========                                                                 ==========

Average Shares
  Outstanding:............  9,968,033                                                                 10,253,000
                            =========                                                                 ==========

                    PRO FORMA CONDENSED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                         REVERSAL
                                                          OF BACK      COMPANY
                                                         OFFICE &      BEFORE                        COMPANY
                                         DISPOSITION     CORPORATE      OTHER         OTHER            PRO
                            HISTORICAL  ADJUSTMENTS(m)   STAFF(n)    ADJUSTMENTS   ADJUSTMENTS       FORMA(1)
                            ----------  --------------   ---------   -----------   -----------      ----------

Net Interest Income........ $   82,391    $  (32,579)    $  --        $   49,812    $  --           $   49,812

Provision for Credit
  Losses...................      1,500       --             --             1,500       --                1,500
                            ----------  --------------   ---------   -----------   -----------      ----------

Net Interest Income
  After Provision for
  Credit Losses............     80,891       (32,579)       --            48,312       --               48,312

Fees.......................    219,965       (76,931)       --           143,034       --              143,034

Other Income...............      9,720        (4,406)       --             5,314        (1,394)(o)       3,920
                            ----------  --------------   ---------   -----------   -----------      ----------

Total Revenue.............. $  310,576    $ (113,916)    $  --        $  196,660    $   (1,394)     $  195,266
                            ----------  --------------   ---------   -----------   -----------      ----------

Operating Expenses

Salaries and Employee
  Benefits................. $  153,080    $  (50,439)    $  14,646    $  117,287    $  (27,568)(p)  $   89,719

Net Occupancy..............     29,445        (7,519)        3,071        24,997        (3,601)(p)      21,396

Other......................     65,097       (27,861)       16,072        53,308        (5,512)(p)      47,796
                            ----------  --------------   ---------   -----------   -----------      ----------

Total Operating Expenses... $  247,622    $  (85,819)    $  33,789    $  195,592    $  (36,681)     $  158,911
                            ----------  --------------   ---------   -----------   -----------      ----------

Income Before Income Tax
  Expense..................     62,954       (28,097)      (33,789)        1,068        35,287          36,355

Income Tax Expense(q)......     26,441       (12,644)      (15,205)       (1,408)       15,879          14,471
                            ----------  --------------   ---------   -----------   -----------      ----------

Net Income................. $   36,513    $  (15,453)    $ (18,584)   $    2,476    $   19,408      $   21,884
                             =========    ==========      ========      ========      ========      ==========

Net Income Per Share:(r)... $     3.69                                                              $     2.15
                             =========                                                              ==========

Average Shares
  Outstanding..............  9,964,307                                                              10,284,000
                             =========                                                              ==========

               PRO FORMA CONDENSED STATEMENT OF AVERAGE BALANCES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                      DISPOSITION ADJUSTMENTS
                                                    ----------------------------
                                                       CHASE           ASSET-
                                                     ACQUIRED         LIABILITY          OTHER           COMPANY
                                     HISTORICAL      BUSINESS        REBALANCING     ADJUSTMENTS(2)     PRO FORMA
                                     ----------     -----------      -----------     --------------     ----------
ASSETS
Cash and Cash Equivalents..........  $  344,565     $  (152,994)      $       --        $(43,950)       $  147,621
Securities and Short-Term
  Investments......................   1,978,198        (826,813)        (425,000)             --           726,385
Net Loans, After Allowance for
  Credit Losses....................   1,260,793                                                          1,260,793
Other Assets.......................     452,058        (172,658)(1)           --          50,144           329,544
                                     ----------     -----------      -----------     -----------        ----------
Total Assets.......................  $4,035,614     $(1,152,465)      $ (425,000)       $  6,194        $2,464,343
                                      =========      ==========        =========     ===========         =========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Deposits...........................  $2,985,188     $(1,117,465)      $       --        $     --        $1,867,723
Short-Term Borrowings..............     591,500              --         (425,000)         66,852           233,352
Accounts Payable and Accrued
  Liabilities......................     168,846         (35,000)              --          53,291           187,137
Long-Term Debt.....................      62,861              --               --         (42,403)           20,458
Stockholders' Equity...............     227,219              --               --         (71,546)          155,673
                                     ----------     -----------      -----------     -----------        ----------
Total Liabilities and Stockholders'
  Equity...........................  $4,035,614     $(1,152,465)      $ (425,000)       $  6,194        $2,464,343
                                      =========      ==========        =========     ===========         =========

- ---------------

(1) For the purposes of determining the Pro Forma Condensed Statement of Average Balances, Chase Acquired Business average overdrafts are included in Other Assets.

(2) For the purposes of determining the Pro Forma Condensed Statement of Average Balances, all Other Adjustments are assumed to have occurred as of January 1, 1994.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

     (a) Disposition Adjustments (Pro Forma Condensed Statement of
Condition) -- The Disposition Adjustments presented in the Pro Forma Condensed Statement of Condition reflect both the disposition of the Chase Acquired Business and the rebalancing of the Company's overall asset and liability structure as a result of the Merger and related restructuring. The Pro Forma Condensed Statement of Average Balances presents the Company's daily average balance sheet for the nine month period ended September 30, 1994 adjusted for the Merger, including the rebalancing of the Company's asset and liability structure and the Other Adjustments.

     During the nine month period ended September 30, 1994, the Chase Acquired Business generated average non-interest bearing deposits of approximately $1,118 million. Investable Deposits, defined as total average non-interest bearing deposits less average cash items in the process of collection and average overdrafts, were approximately $827 million during the nine month period ended September 30, 1994. The predictability of the Investable Deposits provided UST with a long-term funding source. UST employed a substantial portion of the Investable Deposits to finance its long-term financial assets, including approximately $425 million of investment securities, principally U.S. Government Agency Securities ("Agency Securities"), classified as held to maturity. Following the execution of the Merger Agreement, the Investable Deposits ceased to be a long-term source of financing available to UST. Accordingly, UST disposed of a corresponding amount of financial assets, including the $425 million of long-term Agency Securities and approximately $390 million of U.S. Government Treasury Notes. (See note (m)).

     (b) Cash and Cash Equivalents -- The $44.0 million adjustment is comprised of the reimbursement to Chase for certain post-retirement benefit obligations of the Company related to employees of the Chase Acquired Business ($1,750,000), the estimated payments of investment banking, legal, accounting, consulting and printing professional fees ($12,000,000), the estimated amount of payments necessary to cash-out holders of outstanding stock options ($38,700,000), and the estimated amount of cash to be received from the exercise of certain incentive stock options ($8,500,000).

     (c) Other Assets -- The $50.1 million increase in Other Assets reflects (i) certain tax benefits resulting from the Disposition Adjustments and the Other Adjustments ($63,667,000, reduced by $4,125,000 related to the reversal of deferred tax benefits previously recorded) and (ii) the write-off of the book value of premises and equipment, computer software and other assets related to the termination of various leases ($9,398,000). The Company anticipates realizing the tax benefits in the periods in which such adjustments are reported on the Company's tax returns.

     (d) Short-Term Borrowings -- The $66.9 million increase in short-term borrowings reflects the borrowings required to replace accrued interest and long-term debt (see notes (e) and (f)), and to fund the loss of $23.0 million on the sale of securities held to maturity (see note (a)).

     (e) Accounts Payable and Accrued Liabilities -- The $53.3 million increase in accounts payable and accrued liabilities includes the estimated severance and incentive compensation plan termination costs ($19,000,000), the estimated present value (discounted at 8%) of the cost of terminating leases at discontinued locations ($8,202,000), the estimated cost of terminating computer hardware leases, software licenses and contracts ($23,000,000), the estimated cost of terminating certain incentive compensation plans ($4,500,000) and an amount to record the reversal in accrued interest payable related to the redemption and satisfaction and discharge of certain issues of long-term debt ($1,411,000). The estimated severance and incentive compensation plan termination costs include the amount of cash severance payments and the impact of curtailment gains, enhanced pension credits and cost of living adjustments with respect to the Company's defined benefit pension and post-retirement benefit plans.

     (f) Long Term Debt -- The $42.4 million reduction in long-term debt reflects the redemption of the USTNY 8 1/2% Capital Notes Due 2001 and the satisfaction and discharge of the UST 8% Notes Due 1996. The cost of redeeming and defeasing this long-term debt is insignificant to the Company's pro forma results of operations.

     (g) Common Stock -- The $1,890,000 decrease in the Company's common stock reflects the retirement of treasury stock ($2,126,000) offset by the aggregate par value amount of the shares to be issued pursuant to the exercise of an estimated 236,000 incentive stock options at an estimated average exercise price of $36.00 per share ($236,000).

     (h) Capital Surplus -- The $70.2 million adjustment reflects the retirement of treasury stock ($78,454,000) offset, in part, by the amount of cash proceeds in excess of the par value received in connection with the expected exercise of 236,000 incentive stock options ($8,264,000).

     (i) Retained Earnings -- The $90.2 million adjustment reflects the after-tax impact of the nonrecurring adjustments presented in footnote (l) ($84,851,000) and the amount by which the book value of treasury stock retired exceeds capital surplus ($5,315,000).

     (j) Treasury Stock at Cost -- The adjustment of $85.9 million reflects the retirement of treasury stock.

     (k) Unrealized Gain (Loss), Net of Taxes, on Securities Available for
Sale -- The adjustment of $4.8 million reflects the reversal of unrealized losses on securities available for sale that were realized upon the sale of such securities.

     (l) The Pro Forma Statements of Income exclude the following material nonrecurring adjustments directly related to the transaction which are expected to be incurred prior to the consummation of the Merger. The Merger is expected to occur within the next twelve months.

                                                                                (MILLIONS)
                                                                                ----------
    Loss on sale of securities held to maturity...............................    $ 23.0
    Loss on sale of securities available for sale.............................       8.9
    Severance, post-retirement benefits and related costs.....................      20.8
    Professional fees.........................................................      12.0
    Cost of terminating leases for premises...................................      12.0
    Cost of terminating computer hardware leases, computer software licenses,
      contracts and capitalized software......................................      28.0
    Cost of incentive compensation plans that are being terminated............       5.1
    Payout for stock options..................................................      38.7
                                                                                ----------
                                                                                   148.5
    Applicable tax benefit....................................................      63.6
                                                                                ----------
    Total.....................................................................    $ 84.9
                                                                                ========

     In conjunction with the announcement of the Distribution and the Merger, the Company disclosed that it may incur up to $110 million of restructuring charges on an after-tax basis in connection with the Distribution and the Merger. The difference between the $110 million and the charges described above represents charges that presently do not meet the definition of "exit costs" as defined by EITF 94-3 and the loss on the sale of securities as described below.

     The pro forma adjustments for the loss on the sale of securities ($31.9 million loss before taxes, $16.8 million after taxes) are based upon the market values of the securities on September 30, 1994. The $110 million of restructuring charges include an estimated loss for the sale of securities based upon market values as of the date that the Merger Agreement was announced (November 18, 1994). The actual loss on the sale of securities, $44.2 million before taxes, $23.3 million after taxes, was realized between November 21, 1994 and December 9, 1994.

     (m) Disposition Adjustments (Pro Forma Condensed Statement of
Income) -- The Disposition Adjustments reflect the disposition of the Chase Acquired Business pursuant to the Distribution and the Merger. The Disposition Adjustments include the revenues and expenses of the Chase Acquired Business as allocated in accordance with the allocation methodologies utilized by the Company's internal management reporting system. The amount of net interest income is based upon the average Investable Deposits multiplied by an appropriate interest rate. The interest rate is based upon the rates earned on the Company's long and short term securities. The rates were 5.44% for the nine month period ended September 30, 1994 and 5.39% for the year ended December 31, 1993.

     While the average Investable Deposits for the nine month period were approximately $827 million, the Investable Deposits are subject to seasonal fluctuation. Historically, Investable Deposits are higher in the first and third quarters than in the second and fourth quarters. The Average Investable Deposits for the first and third quarters of 1994 were $1,119 million and $833 million, respectively. The Investable Deposits for the second quarter of 1994 was $555 million. During 1993, Investable Deposits for the first and third quarters were $1,096 million and $1,227 million, respectively, compared with $783 million and $845 million, for the respective second and fourth quarters of 1993. As a result of the Investable Deposits' seasonality, the Chase Acquired Business' relative contribution of net interest income to UST is significantly greater during the first and third quarters than in the second and fourth quarters. The disposition of the Chase Acquired Business substantially eliminates the seasonal fluctuations in the Company's net interest income.

     Fees and Other Income represent amounts earned by the Chase Acquired Business. In addition, fees earned by the Company's asset management business from customers of the Chase Acquired Business are included in Fees and Other Income, which fees are expected to be earned by Chase following the Distribution and the Merger. Expenses reflect direct costs incurred and allocations of other costs in accordance with the Company's internal management reporting system.

     (n) Back Office and Corporate Staff -- The $46.3 million and $33.8 million of back office and corporate staff charges for the year ended December 31, 1993, and nine month period ended September 30, 1994, respectively, are derived from the Company's internal management accounting system and represent the amounts allocated to the Chase Acquired Business for services provided. Back office support costs include securities processing and custody, check clearance and computer services processing and support and corporate staff cost allocations include financial, personnel, legal and general services support functions. Such back office support costs have been added to the expenses of the Company Before Other Adjustments because such costs were not eliminated in connection with the disposition of the Chase Acquired Business. The estimated downsizing of the corporate staff and the impact of the Services Agreement are reflected in the Other Adjustments.

     (o) Other Income -- Reflects the elimination of certain revenues generated from computer processing activities conducted for third parties which will no longer be provided following the Distribution and the Merger.

     (p) Salaries and Employee Benefits, Net Occupancy and Other
Expenses -- Reflects the reduction of personnel, net occupancy costs and other expenses, as indicated, resulting from the Distribution and the Merger, the downsizing of the Company's corporate staff and the Services Agreement.

     (q) Income Taxes -- Income taxes reflected in the Pro Forma Statements of Income are recorded at the appropriate statutory tax rates, adjusted for certain nondeductible items.

     (r) Net Income Per Share -- Net income per share on a pro forma basis reflects the after-tax impact of the Distribution and the Merger and related adjustments and has been calculated using the average shares outstanding as presented for the year ended December 31, 1993 and the nine month period ended September 30, 1994 in the Company's historical statements of income, adjusted for the effect of the assumed exercise of incentive stock options, the estimated pay-out of holders of outstanding incentive and nonqualified stock options and certain stock-based plans. The primary and fully diluted net income per share amounts are the same.

                             Index to Defined Terms

"CHASE" means The Chase Manhattan Corporation, a Delaware corporation.

"CHASE ACQUIRED BUSINESS" means the Processing Business and Related Back Office, including the assets and certain liabilities related thereto.

"COMPANY" means New USTC Holdings Corporation.

"DISTRIBUTION" means the pro rata distribution to UST's stockholders of shares of common stock, par value $1.00 per share, of the Company.

"MERGER" means the merger of UST, holding at the time of the merger only the Chase Acquired Business, with and into Chase.

"MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of November 18, 1994, between UST and Chase.

"NEW USTC HOLDINGS CORPORATION" means New USTC Holdings Corporation, a New York corporation and a wholly owned subsidiary of UST.

"PROCESSING BUSINESS" means the businesses, assets and certain liabilities related to (i) the unit investment trust business of USTNY and its affiliates, which includes, among other things, acting as trustee for "unit investment trusts" (as such term is defined in the Investment Company Act of 1940, as amended), maintaining custody of securities and investments for unit trusts and providing other processing support to unit trusts, (ii) the mutual funds services business of UST and its subsidiaries, which includes, among other things, providing domestic and global custody, transfer agency and other administrative services to registered investment companies and (iii) the institutional asset services business of USTNY and its affiliates, which includes, among other things, master trust and custody services, securities lending services, rabbi trust services and certain money management services.

"RELATED BACK OFFICE" means the business, assets and certain liabilities related to USTNY's Computer Services Division and Securities Services and Trust Operations Division.

"SERVICES AGREEMENT" means the services agreement between Chase and the Company under which a subsidiary of Chase will agree to furnish securities processing, data processing and other services to the Company and its subsidiaries.

"UST" means U.S. Trust Corporation, a New York corporation.

"USTNY" means United States Trust Company of New York, a New York bank and trust company and a wholly owned subsidiary of UST.